UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2013

Digital Generation, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	0-27644	94-3140772
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

750 West John Carpenter Freeway, Suite 700 Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 581-2000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2013, the Board of Directors (the “Board”) of Digital Generation, Inc. (the “Company”) approved revisions to clause (b) of the definition of change in control in the DG 2011 Incentive Award Plan (the “Plan”) and conforming changes to (1) all existing and future awards thereunder and (2) the employment agreements with the Company’s executive officers, including the Executive Chairman, President and Chief Executive Officer, Chief Financial Officer, Executive Vice President - Sales and Operations and General Counsel, each of which incorporates the definition of change in control from the Plan, to provide that a “Change in Control” will occur in any circumstance where the majority of the Board is composed of members who either (A) have served less than 12 months, and were not approved by a majority of the Board at the time of their election or appointment, and/or (B) were nominated by the Board, or otherwise appointed or elected by or to the Board, pursuant to or in connection with an agreement or understanding to forestall or settle (or otherwise not pursue) a proxy contest or one or more stockholder proposals to amend (or otherwise relating to) the Company’s Bylaws, Certificate of Incorporation or other documents or policies addressing the governance of the Company or rights of Company stockholders. The other clauses included in the definition of change in control remain in full force and effect.

The foregoing description of the amendment to the Plan (the “Amendment”) does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, filed herewith as Exhibit 10.1 and is incorporated herein by reference in its entirety.

Item 9.01      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description of Exhibit
10.1	First Amendment to the Digital Generation, Inc. 2011 Incentive Award Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL GENERATION, INC.

Date:	January 25, 2013	By:	/s/ Sean N. Markowitz
Name: Sean N. Markowitz
Title: General Counsel

EXHIBIT INDEX

Exhibit	Description of Exhibit
10.1	First Amendment to the Digital Generation, Inc. 2011 Incentive Award Plan